EXHIBIT 5.4

March 11, 2008

EnCana Corporation
1800-855 2nd Street, S.W.
P.O. Box 2850
Calgary, Alberta, Canada
T2P 2S5

RE:	Registration Statement on Form F-9 (United States Securities and Exchange Commission)

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of EnCana's petroleum and natural gas reserves as at December 31, 2007, in the registration statement on Form F-9 of EnCana Corporation (File No. 333-149370).

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ P. A. Welch, P. Eng.

P.A. Welch, P. Eng.

President & Managing Director

Calgary, Alberta